=================================================================

                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, DC  20549

                           --------------------------------

                                      FORM T-1

                     STATEMENT OF ELIGIBILITY AND QUALIFICATION
                     UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                      CORPORATION DESIGNATED TO ACT AS TRUSTEE

                           --------------------------------

                    NORWEST BANK WISCONSIN, NATIONAL ASSOCIATION
                (Exact name of Trustee as specified in its charter)

          A National Banking Association           39-1016455
          (State of Incorporation if not           (I.R.S. Employer
          a national Bank)                         Identification No.)


          735 West Wisconsin Avenue
          Milwaukee, WI                            53201
          (Address of principal executive          (Zip Code)
          offices)

                           --------------------------------

                              Fort Howard Corporation
                (Exact name of obligor as specified in its charter)

          Delaware                                 39-1090992
          (State or other jurisdiction of          (I.R.S. Employer
          incorporation or organization)           Identification No.)

          1919 South Broadway
          Green Bay, WI                            54304
          (Address of principal executive          (Zip Code)
          offices)

                           --------------------------------

                              % Senior Notes due 2002
                          (Title of indenture securities)




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


          ITEM 1.    GENERAL INFORMATION.  FURNISH THE FOLLOWING
                     INFORMATION AS TO THE TRUSTEE:

                   (a) Name and address of each examining or supervising authority to which it is subject.

                        Comptroller of the Currency
                        Treasury Department
                        Washington, DC

                        Federal Deposit Insurance Corporation
                        Washington, DC

                        The Board of Governors of the Federal Reserve
                           System
                        Washington, DC

                   (b) Whether it is authorized to exercise corporate trust powers.

                        The Trustee is authorized to exercise corporate trust powers.

          ITEM 2. AFFILIATIONS WITH OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH
                     AFFILIATION.

                     - No Affiliation

          No responses are included for Items 3-15 of this Form T-1 because obligor is not in default as provided under Item 13.

          ITEM 16.  LIST EXHIBITS.  LIST BELOW ALL EXHIBITS FILED AS A
                     PART OF THIS STATEMENT OF ELIGIBILITY AND
                     QUALIFICATION.


          Where stated, the exhibits listed below, on file with the Commission, are incorporated herein by reference as an exhibit hereto.

                     Exhibit 1.  Exhibit 1 to Form T-1 filed with
                                 Registration Statement No. 33-51876

                     Exhibit 2.  a.  Exhibit 2a to Form T-1 filed
                                     with Registration Statement
                                     No. 33-51876

                                 b.  Exhibit 2b to Form T-1 filed
                                     with Registration Statement
                                     No. 33-51876

                                 c.  Exhibit 2c to Form T-1 filed
                                     with Registration Statement
                                     No. 33-51876

                     Exhibit 3.  Included in Exhibit 2a above.

                     Exhibit 4.  Exhibit 4 to Form T-1 filed with
                                 Registration Statement No. 33-51876

                     Exhibit 5.  None

                     Exhibit 6.  Exhibit 6 to Form T-1 filed with
                                 Registration Statement No. 33-51876

                     Exhibit 7. A copy of the latest report of the condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority

                     Exhibit 8.  Not Applicable

                     Exhibit 9.  Not Applicable

Norwest Bank Wisconsin, N.A.
735 WEST WISCONSIN STREET
Milwaukee, WI  53201-2057



Consolidated Report of Income
for the period January 1, 1993 - September 30, 1993

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

Schedule RI - Income Statement

                                                                                                           I380 -
                                                                                           Dollar Amounts in Thousands

1.  Interest income:
    a.  Interest and fee income on Loans:                              RIAD
        (1)  Loans secured by real estate                              4011. .             21,701          1.a.1
        (2)  Loans to finance agricultural production and other
               loans to farmers                                        4024. .                190          1.a.2
        (3)  Commercial and industrial loans                           4012. .              4,273          1.a.3
        (4)  Loans to individuals for household, family, and other personal expenditures:
               (a)  Credit cards and related plans                     4054. .              1,532          1.a.4a
               (b)  Other                                              4055. .              6,438          1.a.4b
        (5)  Loans to foreign governments and official institutions    4056. .                 34          1.a.5
        (6)  Obligations (other than securities and leases) of
               states and political subdivisions in the U.S.:
               (a)  Taxable obligations                                4503. .                  0          1.a.6a
               (b)  Tax-exempt obligations                             4504. .                165          1.a.6b
        (7)  All other loans                                           4058. .                  0          1.a.7
    b.  Income from lease financing receivables:
        (1)  Taxable leases                                            4505. .                  0          1.b.1
        (2)  Tax-exempt leases                                         4307. .                  0          1.b.2
    c.  Interest income on balances due from depository
          institutions (1)                                             4115. .                  1          1.c
    d.  Interest and dividend income on securities:
        (1)  U.S. Treasury securities and U.S. Government agency
               and corporation obligations                             4027. .             21,952          1.d.1
        (2)  Securities issued by states and political
               subdivisions in the U.S.:
               (a)  Taxable obligations                                4506. .                  0          1.d.2a
               (b)  Tax-exempt securities                              4507. .              4,042          1.d.2d
        (3)  Other domestic debt securities                            3657. .              2,192          1.d.3
        (4)  Foreign debt securities                                   3658. .                  0          1.d.4
        (5)  Equity securities (including investments in mutual
               funds)                                                  3659. .                264          1.d.5
    e.  Interest income from assets held in trading accounts           4069. .                  0          1.a
    f.  Interest income on federal funds sold and securities
          purchase under agreements to resell                          4020. .                556          1.f
    g.  Total interest income (sum of items 1.a through 1.f            4107. .             63,340          1.g


- -----------------
    (1) Includes interest income on time certificates of deposits not held in trading accounts.

Norwest Bank Wisconsin, N.A.
735 WEST WISCONSIN STREET
Milwaukee, WI  53201-2057



Schedule RI - Continued

                                                                                           Dollar Amounts in Thousands

2.  Interest expense:
    a.  Interest on deposits:
        (1)  Transaction accounts (NOW accounts, ATS accounts, and     RIAD   Year-to-date
               telephone and preauthorized transfer accounts)          4508. . . 2,043 . . . . . . .       2.a.1
        (2)  Nontransaction accounts:
               (a)  Money market deposit accounts (MMDAs)              4509. . . 3,896 . . . . . . .       2.a.2a
               (b)  Other savings deposits                             4511. . . 2,142 . . . . . . .       2.a.2b
               (c)  Time certificates of deposit of $100,000 or more   4174. . . 2,415 . . . . . . .       2.a.2c
               (d)  All other time deposits                            4512. . .17,045 . . . . . . .       2.a.2d
    b.  Expense of federal funds purchased and securities sold under
          agreements to repurchase                                     4180. . . . 693 . . . . . . .       2.b
    c.  Interest on demand notes issued to the U.S. Treasury and on
          other borrowed money                                         4185. . . . 884 . . . . . . .       2.c
    d.  Interest on mortgage indebtedness and obligations under
          capitalized leases                                           4072. . . . .11 . . . . . . .       2.d
    e.  Interest on subsordinated notes and debentures                 4200. . . . .63 . . . . . . .       2.e
    f.  Total interest expense (sum of items 2.a through 2.e)          4073. . .29,192 . . . . . . .       2.f
3.  Net interest income (item 1.g minus 2.f)                           4074. . . . . . . . . .34,148       3.
4.  Provisions:
    a.  Provision for loan and lease losses                            4230. . . . . . . . . . . . 0       4.a
    b.  Provision for allocated transfer risk                          4243. . . . . . . . . . . . 0       4.b
5.  Noninterest income:
    a.  Income from fiduciary activities                               4070. . . 3,660 . . . . . . .       5.a
    b.  Service charge on deposit accounts                             4080. . . 4,656 . . . . . . .       5.b
    c.  Trading gains (losses) and fees from foreign exchange
          transactions                                                 4075. . . . . 4 . . . . . . .       5.c
    d.  Other foreign transaction gains (losses)                       4076. . . . . 0 . . . . . . .       5.d
    e.  Gains (losses) and fees from assets held in trading accounts   4077. . . . . 0 . . . . . . .       5.e
    f.  Other noninterest income:
        (1)  Other fee income                                          5407. . . 1,894 . . . . . . .       5.f.1
        (2)  All other noninterest income*                             5408. . . 2,724 . . . . . . .       5.f.2
    g.  Total noninterest income (sum of items 5.e through 5.f )       4079. . . . . . . . . .12,938       5.g
6.  Gains (losses) on securities not held in trading accounts          4091. . . . . . . . . . . 758       6.
7.  Noninterest expense:
    a.  Salaries and employee benefits                                 4135. . .15,914 . . . . . . .       7.a
    b.  Expenses of premises and fixed assets (net of rental income)
          (excluding salaries and employee benefits and mortgage
          interest)                                                    4217. . . 6,742 . . . . . . .       7.b
    c.  Other noninterest expense*                                     4092. . .15,938 . . . . . . .       7.c
    d.  Total noninterest expense (sum of items 7.a through 7.c)       4093. . . . . . . . . .38,594       7.d
8.  Income (loss) before income taxes and extraordinary items and other adjustments (item 3 plus or minus items 4.a, 4.b, and
      5.g, 6, and 7.d)                                                 4301. . . . . . . . . . 9,250       8.
9.  Applicable income taxes (on item 8)                                4302. . . . . . . . . . .(657)      9.
10. Income (loss) before extraordinary items and other adjustments
      (item 8 minus 9)                                                 4300. . . . . . . . . . 9,907       10.
11. Extraordinary items and other adjustments:
    a.  Extraordinary items and other adjustments, gross of income
        taxes*                                                         4310. . . . . .0. . . . . . .       11.a
    b.  Applicable income taxes (on item 11.a)*                        4315. . . . . .0. . . . . . .       11.b
    c.  Extraordinary items and other adjustments, net of income
        taxes (item 11.a minus 11.b)                                   4320. . . . . . . . . . . . 0       11.c
12. Net income (loss) (sum of items 10 and 11.c)                       4340. . . . . . . . . . 9,907       12.



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    *  Describe on Schedule RI-E - Explanations.

Norwest Bank Wisconsin, N.A.
735 WEST WISCONSIN STREET
Milwaukee, WI  53201-2057



Consolidated Report of Condition for Insured
Commercial and State-Chartered Savings Banks for September 30, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                           C300 -
                                                                                           Dollar Amounts in Thousands

ASSETS
1.  Cash and balances due from depository institutions
      (from Schedule RC - A):                                          RCON
    a.  Noninterest-bearing balances and currency and coin (1)         0081. .                78,079       1.a
    b.  Interest-bearing balances (2)                                  0071. .                   105       1.b
2.  Securities (from Schedule RC - B)                                  0390. .               574,946       2.
3.  Federal funds sold and securities purchased under agreements to resell:
    a.  Federal funds sold                                             0276. .                39,724       3.a
    b.  Securities purchase under agreements to resell                 0277. .                 4,196       3.b
4.  Loans and lease financing receivables:
    a.  Loans and leases, net of unearned income
        (from Schedule RC - C)                                         2122. .                583,557      4.a
    b.  LESS:  Allowance for loan and lease losses                     3123. .                 24,944      4.b
    c.  LESS:  Allowance transfer risk reserve                         3128. .                      0      4.c
    d.  Loans and leases, net of unearned income,
          allowance, and reserve (item 4.a minus
          4.b and 4.c)                                                 2125. .               558,613       4.d
5.  Assets held in trading accounts (from Schedule RC - D)             2146. .                     0       5.
6.  Premises and fixed assets (including capitalized leases)           2145. .                16,000       6.
7.  Other real estate owned (from Schedule RC - M)                     2150. .                     0       7.
8.  Investments in unconsolidated subsidiaries and associated
      companies (from Schedule RC - M)                                 2130. .                     0       8.
9.  Customers' liability to this bank on acceptances outstanding       2155. .                     0       9.
10. Intangible assets (from Schedule RC - M)                           2143. .                     0       10.
11. Other assets (from Schedule RC - F)                                2160. .                24,922       11.
12. Total assets (sum of items 1 through 11)                           2170. .             1,296,585       12.


- -----------------
    (1)  Includes cash items in process of collection and unposted debits.
    (2)  Includes time certificates of deposit not held in trading accounts.

Norwest Bank Wisconsin, N.A.
735 WEST WISCONSIN STREET
Milwaukee, WI  53201-2057



Schedule RC - Continued

                                                                                           Dollar Amounts in Thousands

LIABILITIES
13. Deposits:                                                          RCON
    a.  In domestic offices (sum of totals of
          columns A and C from Schedule RC - E)                        2200. .             1,110,565       13.a
        (1)  Noninterest-bearing (1)                                   6631. .               167,571       13.a.1
        (2)  Interest-bearing                                          6636. .               942,994       13.a.2
    b.  In foreign offices, Edge and Agreement subsidiaries,
          and IBFs                                                                         . . . . .
        (1)  Noninterest-bearing                                                           . . . . .
        (2)  Interest-bearing                                                              . . . . .
14. Federal funds purchased and securities sold under agreements to repurchase:
    a.  Federal funds purchased                                        0278. .                10,750       14.a
    b.  Securities sold under agreements to repurchase                 0279. .                20,581       14.b
15. Demand notes issued to the U.S. Treasury                           2840. .                     0       15.
16. Other borrowed money                                               2850. .                50,000       16.
17. Mortgage indebtedness and obligations under capitalized leases     2910. .                   125       17.
18. Bank's liability on acceptances executed and outstanding           2920. .                     0       18.
19. Subordinated notes and debentures                                  3200. .                 2,000       19.
20. Other liabilities (from Schedule RC - G)                           2930. .                19,987       20.
21. Total liabilities (sum of items 13 through 20)                     2948. .             1,214,008       21.
22. Limited-Life preferred stock and related surplus                   3282. .                     0       22.

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                      3838. .                     0       23.
24. Common Stock                                                       3230. .                19,604       24.
25. Surplus (exclude all surplus related to preferred stock)           3839. .                58,290       25.
26. a.  Undivided profits and capital reserves                         3632. .                 4,683       26.a
    b.  LESS:  Net unrealized loss on marketable equity securities     0297. .                     0       26.b
27. Cumulative foreign currency translation adjustments                                    . . . . .
28. Total equity capital (sum of items 23 through 27)                  3210. .                82,577       28.
29. Total liabilities, limited-life preferred stock, and
       equity capital (sum of items 21, 22, and 28)                    3300. .             1,296,585       29.


Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any
      date during 1992                                                 6724. .             N/A             M.1




1=  Independent audit of the bank conducted in accordance     4= Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified    external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank    authority)
2=  Independent audit of the bank's parent holding company    5= Review of the bank's financial statement by external
    conducted in accordance with generally accepted auditing     auditors
    standards by a certified public accounting firm which     6= Compilation of the bank's financial statement by
    submits a report on the consolidated holding company         external auditors
    (but not on the bank separately)                          7= Other audit procedures (excluding tax preparation
3=  Directors' examination of the bank conducted in              work)
    accordance with generally accepted auditing               8= No external audit work
    standards by a certified public accounting firm
    (may be required by state chartering authority)

- ----------------
    (1) Includes total demand deposits and noninterest-bearing time and savings deposits.